Exhibit 10.1
SECOND AMENDMENT TO THE
CARVANA CO.
2017 OMNIBUS INCENTIVE PLAN

Carvana Co., a Delaware corporation (the “Company”), established the Carvana Co. 2017 Omnibus Incentive Plan effective as of April 27, 2017 (the “Plan”). The Plan was approved by the Company’s Board of Directors and Sole Stockholder on April 27, 2017 and has been amended on one prior occasion. By adoption of this Second Amendment, the Company now desires to amend the Plan as set forth below.
1.This Second Amendment shall be effective as of the date set forth below.
2.Section 14.4 (Withholding of Taxes) of the Plan is hereby amended and restated in its entirety to read as follows:

14.4    Withholding of Taxes. Notwithstanding anything in any Award Agreement to the contrary, the Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of up to the maximum statutory amount, in the applicable jurisdiction, to satisfy any federal, state or local taxes required to be withheld with respect to an Award. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. To the extent that alternative methods of withholding are available under applicable tax laws, the Committee shall have the power to choose among such methods (including, without limitation, allowing a Participant to satisfy his or her withholding obligation by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned).

3.This Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 22nd day of August, 2017.

CARVANA CO.

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President